UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2019

INOVALON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36841 (Commission File Number)	47-1830316 (IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Chief Administrative Officer Appointment

On January 12, 2019, the Company entered into its standard Employment Agreement for executives with Peter De Bock (the “Employment Agreement”). Mr. De Bock will serve as the Company’s Chief Administrative Officer, effective February 13, 2019. As Chief Administrative Officer, Mr. De Bock will be responsible for the management, planning, implementation and execution of all administrative departments and responsibilities of the Company, including those of the departments of finance, human resources, legal, enterprise support, facilities, procurement, security, and other such departments and responsibilities.

Mr. De Bock, age 56, most recently served as the Chief Financial Planning Officer for CA Technologies, Inc., one of the world’s largest software companies with $4.2 billion in annual revenue, 11,000 employees, and operations in 48 countries prior to its acquisition by Broadcom in 2018. In this role, Mr. De Bock led global financial planning and analysis, development of long term planning and budgeting processes, analysis of financial and strategic operational results, and a wide number of administrative and transformation initiatives. Prior to this role, Mr. De Bock served in multiple roles at CA Technologies including CFO of Latin America and CFO of Europe, Middle East, and Africa, where, in addition to his financial responsibilities, he drove a wide array of administrative, strategic, and operational initiatives regarding performance improvement, reporting transparency, and process efficiency. Prior to serving in a CFO position, Mr. De Bock held various ascending roles overseeing responsibilities at multiple individual country-levels and multi-country regional-levels. Mr. De Bock began working at CA Technologies, Inc. in 1990. Preceding to his tenure at CA Technologies, Mr. De Bock held various roles at European Mergers & Acquisitions Corp, the Estee Lauder Companies, and Ernst & Young. Mr. De Bock graduated from the University of Antwerp, Belgium with a bachelor of science degree in business administration and economics.

There are no family relationships between Mr. De Bock and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no actual or proposed transactions between Mr. De Bock or any related persons (as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act other than with respect to the terms of his engagement with the Company, as described below.

Pursuant to the terms of his Employment Agreement, Mr. De Bock will receive an annual base salary of $425,000 per year and be eligible for an annual performance-based incentive bonus opportunity of up to 230% of his base salary in a combination of cash and equity. In addition, Mr. De Bock will receive a one-time equity award of $2,100,000 in the form of shares of restricted Class A common stock of the Company, issuable under the Company’s 2015 Omnibus Equity Incentive Plan, vesting over a five year period, and subject to approval by the Board of Directors of the Company.

Chief Financial Officer Appointment

On January 14, 2019, the Company promoted Jonathan R. Boldt to the position of Chief Financial Officer of the Company, effective January 14, 2019 and will report to the newly appointed Chief Administrative Officer upon his joining the Company. Mr. Boldt, age 34, previously served as the Company’s interim Chief Financial Officer and principal accounting officer since March 16, 2018. As Chief Financial Officer, Mr. Boldt will be responsible for the management, planning, implementation and execution of all financial activities, forecasting, reporting, audit, treasury, tax, and related compliance obligations of the Company.

Prior to serving in this role, Mr. Boldt served as Vice President of Finance responsible for corporate financial planning and analysis of the Company. Since joining the Company in 2012, Mr. Boldt has served in numerous expanding financial positions playing integral roles in the Company’s Initial Public Offering in 2015, the acquisitions of Avalere Health, Inc. in 2015 and Creehan Holding Co., Inc. in 2016, and was responsible for the closing of the acquisition of ABILITY Network Inc. and its associated term loan financing facility in 2018.

Prior to joining the Company in 2012, Mr. Boldt served in a number of escalating roles at Deloitte & Touche, LLP, ultimately holding the position of attestation manager for public and private, domestic and international clients in information technology, government contracting, professional services, and manufacturing industries at various growth stages and scale ranging from $200 million to $20 billion in annual revenue.

Mr. Boldt graduated magna cum laude from Loyola University in Maryland with a bachelor degree in accounting and a masters of business administration degree with an information technologies concentration. He serves on the Loyola University of Maryland Sellinger School of Business Joint Advisory Board.

Mr. Boldt is active certified public accountant in the State of Maryland, a status which he has held since 2008. Mr. Boldt will report to Mr. De Bock.

There are no family relationships between Mr. Boldt and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no actual or proposed transactions between Mr. Boldt or any related persons (as defined in Item 404(a) of Regulation S-K under the Exchange Act) and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act other than with respect to the terms of his engagement with the Company, as described below.

Mr. Boldt is party to the Company’s standard Employment Agreement for executives, which has been previously filed. In connection with his appointment, Mr. Boldt’s Employment Agreement will be amended to provide for an increase of his annual compensation by $85,000 to $325,000 per year and will be eligible for an annual performance-based incentive bonus opportunity of up to 230% of his base salary in a combination of cash and equity. In addition, Mr. Boldt will receive a one-time equity award of $1,500,000 in the form of shares of restricted Class A common stock of the Company, issuable under the Company’s 2015 Omnibus Equity Incentive Plan, vesting over a five year period, and subject to approval by the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: January 16, 2019	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman